Exhibit 10.1

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT

This Amendment No. 4 to Loan and Security Agreement (this “Amendment”) is entered into this 8th day of March, 2019 by and among (a) HERCULES CAPITAL, INC. (f/k/a Hercules Technology Growth Capital, Inc.), a Maryland corporation, in its capacity as administrative agent for itself and the Lender (as defined herein) (in such capacity, the “Agent”); (b) the several banks and other financial institutions or entities from time to time parties to the Loan Agreement (as defined below) (collectively, referred to as the “Lender”); and (c) EXICURE OPERATING COMPANY (f/k/a Exicure, Inc.), a Delaware corporation (“Borrower”).
WHEREAS, Lender and Borrower are parties to that certain Loan and Security Agreement dated as of February 17, 2016, as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of October 10, 2016 among Lender and Borrower, as amended by that certain Amendment No. 2 to Loan and Security Agreement dated as of January 15, 2018, among Lender and Borrower, and as further amended by that certain Amendment No. 3 to Loan and Security Agreement dated as of December 28, 2018, among Lender and Borrower (as the same has been and may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”); and
WHEREAS, in accordance with Section 11.3 of the Loan Agreement, Borrower and Lender desire to amend the Loan Agreement as more fully set forth herein.
NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.    Amendment to Loan Agreement- Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the Loan Agreement is hereby amended as follows:
(a)    The Loan Agreement shall be amended by inserting the following new definitions to appear alphabetically in Section 1.1 thereof:
“    “2019 End of Term Charge” shall have the meaning assigned to such term in Section 2.5(a).”

“    “2020 End of Term Charge” shall have the meaning assigned to such term in Section 2.5(b).”

“    “Amendment No. 4 Commitment Fee” means a fully earned, non-refundable commitment fee of Fifty Thousand Dollars, ($50,000.00), which is due to Agent on or prior to the Amendment No. 4 Effective Date.”

“    “Amendment No. 4 Effective Date” is March 8, 2019.”

(b)    The following terms and their respective definitions set forth in Section 1.1 are amended in their entirety and replaced with the following:
“    “End of Term Charge” means, collectively, (a) the 2019 End of Term Charge and (b) the 2020 End of Term Charge.”

“    “Term Loan Maturity Date” means March 1, 2020.”

(c)    Section 2.5 of the Loan Agreement is deleted in its entirety and replaced with the following:
“2.5    End of Term Charge.

(a)    On the earliest to occur of (i) September 1, 2019, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to $231,000 (the “2019 End of Term Charge”). Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Closing Date.

(b)    On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which , by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge equal to $100,000.00 (the “2020 End of Term Charge”). Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the Amendment No. 4 Effective Date.”

(d)    A new Section 2.8 is added to the Loan Agreement to read as follows:
“2.8    Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances existing as of the Amendment No. 4 Effective Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Borrower expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between the Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; (d) Borrower shall be estopped from claiming differently than as agreed to in this paragraph. Borrower expressly acknowledges that their agreement to pay each of the Prepayment Charge and the End of Term Charge to the Lenders as herein described was on the Closing Date and continues to be a material inducement to the Lenders to provide the Term Loans.

3.    Conditions to Effectiveness. Agent, Lender and Borrower agree that this Amendment shall become effective upon the satisfaction of the following conditions precedent, each in form and substance satisfactory to Lender:
(a)    Agent and Lender shall have received a fully-executed counterpart of this Amendment signed by Borrower;
(b)    Borrower shall have paid to Agent the Amendment No. 4 Commitment Fee on or prior to the Amendment No. 4 Effective Date; and
(c)    Agent shall have received payment for all reasonable and documented out-of-pocket fees and expenses incurred by Lender and Agent in connection with this Amendment, including, but not limited to, all legal fees and expenses, payable pursuant to Section 11.11 of the Loan Agreement.
4.    Representations and Warranties. The Borrower hereby represents and warrants to Lender as follows:
(a)    Representations and Warranties in the Agreement. The representations and warranties of Borrower set forth in Section 5 of the Loan Agreement (after giving effect to this Amendment) are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such date.
(b)    Authority, Etc. The execution and delivery by Borrower of this Amendment and the performance by Borrower of all of its agreements and obligations under the

Loan Agreement and the other Loan Documents, as amended hereby, are within the corporate authority of Borrower and have been duly authorized by all necessary corporate action on the part of Borrower. With respect to Borrower, the execution and delivery by Borrower of this Amendment does not and will not require any registration with, consent or approval of, or notice to any Person (including any governmental authority).
(c)    Enforceability of Obligations. This Amendment, the Loan Agreement and the other Loan Documents, as amended hereby, constitute the legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium, general equitable principles or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(d)    No Default. Before and after giving effect to this Amendment (i) no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default, and (ii) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing.
(e)    Event of Default. By its signature below, Borrower hereby agrees that it shall constitute an Event of Default if any representation or warranty made herein should be false or misleading in any material respect when made.
5.    Reaffirmations. Except as expressly provided in this Amendment, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment shall in any way prejudice, impair or effect any rights or remedies of Agent or Lender under the Loan Agreement and the other Loan Documents. Except as specifically amended hereby, Borrower hereby ratifies, confirms, and reaffirms all covenants contained in the Loan Agreement and the other Loan Documents. The Loan Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Loan Agreement or any other Loan Document shall hereafter refer to the Loan Agreement or any other Loan Document as amended hereby.
6.    Execution in Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.
7.    Release. In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, for or on account of, or in relation to, or in any way in connection with the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto. Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release. Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.
8.    Miscellaneous.
(a)    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.
(b)    The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.
(c)    This Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby. No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.
(d)    Any determination that any provision of this Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Amendment.
[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER	BORROWER
HERCULES CAPITAL FUNDING TRUST 2018-1 By: ___/s/_Jennifer Choe_________ Name: _______Jennifer Choe______ Title: __Assistant General Counsel__	EXICURE OPERATING COMPANY (f/k/a Exicure, Inc.) By: __/s/ David S. Snyder________ Name: ___David S. Snyder________ Title: _____CFO________________
AGENT
HERCULES CAPITAL, INC. By: __/s/_Jennifer Choe__________ Name: ___Jennifer Choe__________ Title: ____Assistant General Counsel_